Exhibit 10.2

Execution Copy

AMENDMENT NO. 3

TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 3 TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of December 28, 2010, by and among Genesis Energy, L.P., a Delaware limited partnership (“Partners”), and the unitholders party hereto (each a “Unitholder” and collectively the “Unitholders”). Partners and the Unitholders are, collectively, the “Parties”. Any capitalized term used, but not defined, in this Amendment shall have the meaning given such term in the Agreement (defined below).

INTRODUCTION

A.            Partners and certain of the Parties, or their predecessors-in-interest, entered into the Registration Rights Agreement, dated as of July 25, 2007, as amended by that certain Amendment No. 1, dated November 16, 2007, and that certain Amendment No. 2, dated December 6, 2007 (as in effect immediately prior to the date of this Amendment, the “Agreement”).

B.             Pursuant to the terms of that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Partners, Genesis Acquisition, LLC, a Delaware limited liability company, and Genesis Energy, LLC, a Delaware limited liability company (“Partners GP”), Partners GP shall, subject to the terms and conditions set forth therein, merge with and into MergerCo, with Partners GP being the surviving entity (the “Merger”).

C.             Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), the Series A Unit and Series B Units representing membership interests in Partners GP (collectively, the “Partners GP Units”) shall be converted into the right to receive a total of up to 27,000,000 limited partnership interests in Partners, consisting of (i) up to 19,960,000 Common Units – Class A (the “Base Common Units”), (ii) up to 7,000,000 Waiver Units issued in four classes (the “Waiver Units”) and (iii) 40,000 Common Units – Class B.

D.             Upon the satisfaction of specified performance objectives, the Waiver Units will automatically convert into Common Units – Class A (to the extent such conversion occurs, the “Converted Common Units”).

E.             The ability of the Unitholders to freely trade the above-referenced securities will be limited by applicable securities Laws.

F.             Certain holders of the Partners GP Units not party to the Agreement have entered into a Registration Rights Agreement, dated as of the date hereof (the “New Registration Rights Agreement”), to improve the transferability and liquidity of such securities.

G.             The Parties desire to amend the Agreement as set forth in this Amendment to improve the transferability and liquidity of such securities.

In consideration of the premises, the representations and warranties, and the mutual promises made in this Amendment and the Agreement, the Parties agree as follows:

1.	Amendments.

(A)	Section 1 of the Agreement is hereby amended by restating the definitions set forth below as follows:

““Registrable Security” means each Unit, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original Holder or any subsequent Holder, and each unit or other security issued in respect of any Registrable Security because of or in connection with any dividend, distribution, split or purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Security or any combination of units, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Registrable Securities, until the earliest to occur of:

(i)             the date on which it has been sold pursuant to a registration statement or sold pursuant to Rule 144;

(ii)            the date on which it is saleable, in the opinion of counsel to the Partnership, without registration under the Act, pursuant to Rule 144 without volume or other restrictions;

(iii)           the date on which it is saleable, without restriction, pursuant to an available exemption from registration under the Act; or

(iv)           the date on which it is sold to the Partnership or its subsidiaries.”

““Units” means (i) 13,459,209 common units of the Partnership issued on the Closing Date to the Unitholders pursuant to the terms of the Contribution Agreement and (ii) Base Common Units and Converted Common Units issuable on December 28, 2010, in the case of Base Common Units, or issuable upon conversion of Waiver Units, in the case of Converted Common Units, to the unitholders party to the Amendment, or their successors or permitted assigns hereunder.”

(B)	Section 1 of the Agreement is hereby amended by adding the following definitions set forth below, in alphabetical order:

““Amendment” means that certain Amendment No. 3 to this Agreement, dated December 28, 2010, among the Partnership and the unitholders party thereto.”

““Base Common Units” has the meaning assigned to it in the Amendment.”

““Converted Common Units” has the meaning assigned to it in the Amendment.”

““New Registration Rights Agreement” has the meaning assigned to it in the Amendment.”

““Waiver Units” has the meaning assigned to it in the Amendment.”

(C)
Section 5(b) of the Agreement is hereby amended by restating the first sentence of Section 5(b) as follows: “Notwithstanding anything contained in the Agreement to the contrary, the Partnership shall not be required to conduct an underwritten offering pursuant to this Agreement (i) with respect to any offering that would result in net proceeds of less than $30 million to the participating Holders, (ii) more than once during any calendar year or (iii) more than seven times in the aggregate.”.

(D)
Section 6(e) of the Agreement is hereby amended by restating Section 6(e) to read as follows:  “No other Person, including the Partnership (but excluding another Holder or, in the case of the Shelf Registration Statement contemplated by the Amendment with respect to Base Common Units and Converted Common Units under (and as defined in) the New Registration Rights Agreement, a Holder under the New Registration Rights Agreement), shall be permitted to offer securities under a Shelf Registration Statement or any such Demand Registration unless (i) Holders of a majority of the Registrable Securities requesting to participate in such Registration Shall consent in writing or (ii) the Partnership has an obligation to include such securities in such Registration.”

(E)
Section 12(b)(i) of the Agreement is hereby amended by restating Section 12(b)(i) to read as follows:  “Each such Holder that is not an individual is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its creation, formation, or organization.  There is no pending or, to such Holder’s knowledge, threatened action (or basis therefor) for the dissolution, liquidation, insolvency, or rehabilitation of such Holder.”

(F)
Section 12(b)(ii) of the Agreement is hereby amended by restating Section 12(b)(ii) to read as follows:  “Each such Holder that is not an individual has the power and authority, and each such Holder that is an individual has the legal capacity, to execute and deliver this Agreement and to perform and consummate the transactions contemplated herein.  Each such Holder that is not an individual has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated herein.  This Agreement has been duly authorized, executed, and delivered by, and is enforceable against, such Holder”

(G)
Section 12(b)(iii) of the Agreement is hereby amended by restating Section 12(b)(iii) to read as follows:  “The execution and the delivery of this Agreement by such Holder and the performance and consummation of the transactions contemplated herein by such Holder will not (a) if the Holder is not an individual, breach any provision of its organizational documents, (b) breach any Law to which such Holder is subject, (c) breach any contract or order to which such Holder is a party or by which such Holder is bound or to which any of such Holder’s assets is subject, or (d) require any approval, consent, ratification, permission, waiver or authorization not already obtained, except in the case of clauses (b), (c) and (d) as would not have a material adverse affect on the ability of such Holder to perform its obligations hereunder and consummate the transactions contemplated herein.”

(H)	Section 14(k) of the Agreement is hereby amended by replacing “December 31, 2017” where it appears therein with “December 31, 2020”.

2.	Agreements.

(A)
Shelf Registration Statement.  In addition to Partners’ existing obligations under Section 2 of the Agreement, Partners shall, subject to the terms and conditions of the New Registration Rights Agreement, file, have declared effective and maintain an additional Shelf Registration Statement with respect to that portion of the Registrable Securities consisting of Base Common Units and Converted Common Units issued or issuable upon conversion of Waiver Units (and each unit or other security issued in respect of any such Registrable Security because of or in connection with any dividend, distribution, split or purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Security or any combination of units, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to such Registrable Securities) providing for the resale of all such Registrable Securities, in each case substantially contemporaneously with, or during substantially the same periods as, as applicable, the times and periods the Shelf Registration Statement (as defined in the New Registration Rights Agreement) is required to be filed or declared effective and maintained, as applicable, upon the same terms and conditions and subject to the same obligations hereunder with respect to such Shelf Registration Statement as set forth in Section 2(a) and Section 2(b) of the New Registration Rights Agreement.  The term “Shelf Registration Statement,” as used in the Agreement, shall be deemed to include the Shelf Registration Statement referred to herein.

To the extent permitted by Law, the obligations of Partners hereunder may be satisfied by including such Registrable Securities (i) on the Shelf Registration Statement initially filed pursuant to the Agreement (Reg. No. 333-150239), (ii) on the Shelf Registration Statement (as defined in the New Registration Rights Agreement) required under Section 2 of the New Registration Rights Agreement, or (iii) on a separate Shelf Registration Statement.

For the purposes of the Demand Registration rights provided for under Section 3 of the Agreement, (i) the Effectiveness Target Date as defined therein shall also be deemed to include the Effectiveness Target Date as defined in the New Registration Rights Agreement and (ii) Section 2(A) shall be deemed an obligation under Section 2 of the Agreement.

(B)
Resale Limitations.  Notwithstanding anything to the contrary in this Amendment, the Holders shall not be permitted to offer or sell pursuant to any Registration Statement contemplated pursuant to Section 2(A) (i) any Base Common Units, and any Registrable Securities issued in respect of such Base Common Units, covered hereby prior to June 30, 2011 and (ii) no more than 50% of the Base Common Units, and any Registrable Securities issued in respect of such Base Common Units,  covered hereby prior to December 30, 2011.

(C)
Representations and Warranties.  Each of Partners, on the one hand, and the undersigned Unitholders, on the other, hereby makes or reaffirms (as the case may be), as of the date hereof, with respect to the Units issuable to the Unitholders on the date hereof pursuant to the Merger and the Merger Agreement, those representations and warranties of Partners and the Holders, respectively, under Section 12 of the Agreement (provided, that references to the Agreement therein shall be deemed to refer to the Agreement as amended through and including the date hereof).

3.
Entire Agreement; No Other Amendments.  This Amendment constitutes the entire agreement and understanding of the Parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.  Each of the undersigned Unitholders hereby acknowledges and agrees that, except as expressly amended or modified by this Amendment, all the terms and conditions of the Agreement shall remain unchanged and are hereby ratified and confirmed in all respects and that this Amendment and the Agreement shall be read and construed as one instrument.

4.
Amendments. No amendment, modification or waiver in respect of this Amendment will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the Parties.

5.
Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original. All signatures need not be on one counterpart.

6.	Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Texas (without reference to choice of law doctrine).

7.	Effectiveness. The amendments and Registration obligations contemplated by this Amendment shall be effective as of the Effective Time (as defined in the Merger Agreement).

8.	Consent to Merger. Each of the undersigned, to the extent a holder of Series A Units, in such capacity, hereby approves the Merger, the Merger Agreement and the transactions contemplated thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 3 to be duly executed as of the date first above written.

UNITHOLDERS:

TERMINAL SERVICES, INC.

By:	/s/ James E. Davison
Name:
Title:

/s/ James Ellis Davison
James Ellis Davison

JAMES ELLIS DAVISON, JR.
GRANTOR RETAINED ANNUITY TRUST

By:	/s/ James Ellis Davison, Jr.
Name: James Ellis Davison, Jr.
Title: Trustee

/s/ James Ellis Davison, Jr.
James Ellis Davison, Jr.

[Signature Page - Amendment No. 3 to Davison Registration Rights Agreement (1 of 3)]

/s/ Todd Allen Davison
Todd Allen Davison

TODD DAVISON LEGACY TRUST-2010
C/O ARGENT TRUST

By:	/s/ Kimberly Husband
Name: Kimberly Husband, Senior VP
Title: Trustee

TODD DAVISON CHILDREN’S TRUST
C/O ARGENT TRUST

By:	/s/ Kimberly Husband
Name: Kimberly Husband, Senior VP
Title: Trustee

/s/ Steven Kent Davison
Steven Kent Davison

STEVEN DAVISON FAMILY TRUST
C/O ARGENT TRUST

By:	/s/ Kimberly Husband
Name: Kimberly Husband, Senior VP
Title: Trustee

[Signature Page - Amendment No. 3 to Davison Registration Rights Agreement (2 of 3)]

PARTNERSHIP:

GENESIS ENERGY, L.P.

By: Genesis Energy, LLC,
its general partner

By:	/s/ Grant E. Sims
Grant E. Sims
Chief Executive Officer

[Signature Page - Amendment No. 3 to Davison Registration Rights Agreement (3 of 3)]